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                                                                    EXHIBIT 99.5




                             VALUESTAR CORPORATION

                            SERIES B PREFERRED STOCK

                               PURCHASE AGREEMENT


                           -------------------------


                                DECEMBER 8, 1999

                                TABLE OF CONTENTS


I.   DEFINITIONS .............................................................4
II.  SALE AND ISSUANCE OF SERIES B STOCK .....................................5
   2.1    Purchase and Sale of Series B Stock ................................5
   2.2    Issuance and Payment ...............................................6
   2.3    Subsequent Sale of Series B Preferred Stock ........................6
III. CONDITIONS OF THE PURCHASERS' OBLIGATIONS ...............................6
   3.1    Representations and Warranties .....................................6
   3.2    Closing Documents ..................................................6
   3.3    Proceedings ........................................................7
   3.4    Examination of Books and Records ...................................7
   3.5    Suits/Proceedings ..................................................7
   3.6    Authorization of Issuance ..........................................7
   3.7    Reservation of Stock ...............................................7
   3.8    Capital Outstanding ................................................8
   3.9    Consent ............................................................8
   3.10   SBA Documents ......................................................8
   3.11   Purchasers' Legal Fees .............................................8
IV.  CONDITIONS OF THE CORPORATION'S OBLIGATIONS .............................8
   4.1    Performance ........................................................8
   4.2    Representations and Warranties .....................................8
   4.3    Instruments and Documents ..........................................8
   4.4    Suits/Proceedings ..................................................8
   4.5    Covenants ..........................................................9
V.   REPRESENTATIONS AND WARRANTIES OF THE CORPORATION .......................9
   5.1    Corporate Existence and Authority ..................................9
   5.2    Financial Statements and Reports ...................................9
   5.3    Default ...........................................................10
   5.4    Authorization and Compliance with Laws and Materials Agreements ...10
   5.5    Environmental Condition of the Property ...........................10
   5.6    Litigation and Judgments ..........................................11
   5.7    Rights in Properties; Liens .......................................11
   5.8    Enforceability ....................................................12
   5.9    Indebtedness ......................................................12
   5.10   Taxes .............................................................12
   5.11   Use of Proceeds; Margin Securities ................................12
   5.12   ERISA .............................................................12
   5.13   Disclosure ........................................................13
   5.14   Subsidiaries and Capitalization ...................................13
   5.15   Current Locations .................................................13
   5.16   Investment Corporation Act ........................................13
   5.17   Public Utility Holding Corporation Act ............................13
   5.18   Securities Laws ...................................................14
   5.19   No Labor Disputes .................................................14
   5.20   Brokers ...........................................................14
   5.21   Insurance .........................................................14
   5.22   Conduct of Business ...............................................14


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
   5.23   Small Business Concern ............................................14
   5.24   Survival of Representations .......................................14
VI.  REPRESENTATIONS AND WARRANTIES OF PURCHASERS ...........................14
   6.1    Investment ........................................................14
   6.2    Rule 144 ..........................................................15
   6.3    Access to Data ....................................................15
   6.4    Knowledge and Experience ..........................................15
   6.5    Requisite Power ...................................................15
   6.6    Duly Authorized ...................................................15
   6.7    Accredited Investor ...............................................15
   6.9    Resident ..........................................................16
VII. RESTRICTIONS ON TRANSFER OF SECURITIES .................................16
VII. AFFIRMATIVE COVENANTS ..................................................17
   8.1    Financial Statements ..............................................17
   8.2    Books and Records .................................................18
IX.  NEGATIVE COVENANTS .....................................................18
X.   INVESTORS RIGHTS AGREEMENT .............................................19
XI.  MISCELLANEOUS ..........................................................19
   11.1   Remedies ..........................................................19
   11.2   Consent to Amendments .............................................19
   11.3   Survival of Representations and Warranties ........................19
   11.4   Successors and Assigns ............................................19
   11.5   Severability ......................................................19
   11.6   Counterparts ......................................................19
   11.7   Descriptive Headings ..............................................19
   11.8   Notices ...........................................................19
   11.9   Governing Law .....................................................20
   11.10  Schedules and Exhibits ............................................20
   11.11  Litigation Costs ..................................................20
   11.12  Final Agreement ...................................................20
   11.13  Confidentiality ...................................................21
   11.14  Public Disclosure .................................................21

EXHIBITS
       A        Certificate of Designation
       B        Investors Rights Agreement


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

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is dated for reference purposes only as of December 8, 1999, by and between VALUESTAR CORPORATION, a Colorado corporation (the "Corporation"), and those investors set forth on Schedule 1 attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

                                R E C I T A L S:

         A. The Corporation, through its subsidiary, Valuestar, Inc., a California corporation, is in the business of rating and certifying customer satisfaction of commercial businesses.

         B. The Purchasers are interested in investing capital in the Corporation and the Corporation desires to obtain capital from the Purchasers on the terms and conditions hereinafter set forth.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the above recitals and the mutual agreements, covenants, representations and warranties contained below in this Agreement, the parties agree as follows:

I.       DEFINITIONS.

         "Agreement" means, and the words "herein", "hereof", "hereunder" and words of similar import refer to, this instrument and any amendments hereto.

         "Act" means the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

         "Certificate of Designation" means the Certificate of Designation of the Corporation attached hereto as Exhibit A, which sets forth the rights, privileges and preferences of the Series B Convertible Preferred Stock.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute which replaces said Exchange Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.


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         "Intellectual Property" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and substances), trademarks, service marks, trade names and copyrights.

         "Investors Rights Agreement" means the Investors Rights Agreement attached hereto as Exhibit B.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

         "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Corporation or, as the case may be, Corporation and the Subsidiary, taken as a whole or (b) the impairment of the ability of any party other than any Purchaser to perform its obligations under this Agreement or any of the Other Agreements to which it is a party.

         "Other Agreements" means the Investors Rights Agreement and all other agreements, instruments and documents and all renewals, amendments, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Corporation or Subsidiary and delivered to and for the benefit of Purchaser under this Agreement.

         "Party" or "parties" means the Corporation and/or any Purchaser.

         "Person" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute which replaces such Securities Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "SEC" means the Securities and Exchange Commission.

         "Subsidiary" means Valuestar, Inc., a California corporation.

         "Series B Stock" means the shares of Series B Convertible Preferred Stock of the Corporation issued to the Purchasers pursuant to this Agreement.

II.      SALE AND ISSUANCE OF SERIES B STOCK

         2.1 PURCHASE AND SALE OF SERIES B STOCK. The Corporation agrees to sell to each Purchaser meeting the suitability standards set forth in Article VI, and, subject to the terms and conditions set forth herein, each such Purchaser agrees to purchase from the Corporation, the Series B Stock set forth opposite its name in Schedule 1 attached hereto at a per share purchase price of $17.50 per share.

         2.2 ISSUANCE AND PAYMENT. The initial closing of the sale and purchase of at least Five Hundred Fourteen Thousand Two Hundred Ninety Eight (514,298) shares of the Series B


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Stock will take place at the offices of BAY VENTURE COUNSEL, LLP, 1999 Harrison
Street, Suite 1300, Oakland, California 94612, at 10:00 a.m. on December 8, 1999, or such other time and place as the parties may mutually agree (the "Initial Closing"). At each "Closing" (as defined in Section 2.3), the Corporation will deliver to each Purchaser a duly issued and executed certificate of the Series B Stock to be purchased by it, registered in the Purchaser's name, against payment of the purchase price thereof as set forth in
Schedule 1, by certified check, by wire transfer of immediately available funds, cancellation of any indebtedness owed by the Corporation to Purchaser or by any combination of the foregoing.

         2.3 SUBSEQUENT SALE OF SERIES B PREFERRED STOCK. The Corporation may sell up to an additional Two Hundred Eighty Five Thousand Seven Hundred Two (285,702) shares of Series B Stock to such Persons as the Corporation may determine at any time after the Initial Closing and on, or before, December 31, 1999, at no less than $17.50 per share and otherwise upon the same terms and conditions as those contained herein. Any such sale which is upon the same terms and conditions as those contained herein shall entitle such persons or entities to become parties to this Agreement and the Investors Rights Agreement, each dated as of even date herewith, by and among the Corporation and the Purchasers, and shall have the rights and obligations of a Purchaser hereunder and thereunder. The Initial Closing and each subsequent closing shall be referred to herein as a "Closing."

III.     CONDITIONS OF THE PURCHASERS' OBLIGATIONS.

         The obligation of each Purchaser to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by each Purchaser as to its obligation to consummate the transaction so contemplated:

         3.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Corporation contained in this Agreement, including without limitation those in Article V, and in any other documents delivered by the Corporation to the Purchasers at or prior to the Initial Closing will be true and correct at and as of the date of the Initial Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein; the Corporation's business and assets shall not have been adversely affected in any material way prior to the Closing; and the Corporation shall have performed all obligations and conditions herein required to be performed or observed by the Corporation on or prior to the Closing; and the Corporation shall have delivered a certificate executed by the President or Secretary of the Corporation to such effect.

         3.2 CLOSING DOCUMENTS. The Corporation will have delivered to the Purchasers copies of the following specifically named documents referenced in this Agreement or the Schedules hereto, including but not limited to a fully executed Investors Rights Agreement, and all of the following documents:

                  (a) an Officer's Certificate from the Corporation dated the date of the Initial Closing, stating that all the preconditions specified in this Article III have been satisfied;

                  (b) correct and complete copies of the resolutions adopted by the board of directors of the Corporation certified to such effect on the date of the Initial Closing by the Secretary of the Corporation authorizing the execution, delivery and performance of this Agreement and any other agreements contemplated hereby, and authorizing all other transactions contemplated by this Agreement;


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                  (c) correct and complete copies of the Corporation's Bylaws, as amended, and Certificate of Designation and all currently contemplated or proposed amendments thereto, as approved by the board of directors and shareholders of the Corporation, all certified to such effect on the date of the Initial Closing by the Secretary of the Corporation;

                  (d) a good standing certificate dated within ten (10) business days of the Initial Closing issued by the Colorado Secretary of State;

                  (e) an opinion of counsel from the Corporation's counsel, Bay Venture Counsel, LLP dated the date of the Initial Closing, reasonably acceptable to Purchasers;

                  (f) evidence reasonably acceptable to the Purchaser's that each of the Corporation's key employees has executed a non-disclosure and assignment of inventions agreement; and

                  (g) such other documents referenced within any Schedule or relating to the transactions contemplated by this Agreement as the Purchasers may reasonably request.

         3.3 PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Initial Closing and all documents incident thereto or required to be delivered prior to or at the Closing will be satisfactory in form and substance to the Purchasers. Without limiting the generality of the preceding sentence, the Board of Directors of the Corporation immediately following the Initial Closing shall consist of seven members, two of which shall have been nominated and/or elected, as appropriate, by a majority of the holders of Series B Stock at any time on or after the Initial Closing in accordance with the Certificate of Designation.

         3.4 EXAMINATION OF BOOKS AND RECORDS. The Corporation shall have made available to the Purchasers (who may appoint representatives to perform such inspection) during normal business hours, for inspection and copying, all of the Corporation's books, records, contracts and documents of or relating to the Corporation.

         3.5 SUITS/PROCEEDINGS. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

         3.6 AUTHORIZATION OF ISSUANCE. The Corporation's board of directors will have authorized the issuance and sale by it to the Purchasers pursuant to this Agreement of the Series B Stock.

         3.7 RESERVATION OF STOCK. The Corporation's board of directors will have reserved sufficient shares of its authorized but unissued Common Stock for the exclusive purpose of issuance upon conversion of the Series B Stock.

         3.8 CAPITAL OUTSTANDING. As of the Initial Closing (but without giving effect thereto), the Corporation will have a total of no more than that number of shares of Preferred Stock and Common Stock issued and outstanding as listed and described in Schedule 5.12(b). The Corporation will have outstanding no options, convertible securities or warrants other than as listed and described on Schedule 5.12(c) as of the Initial Closing.

         3.9 CONSENT. The Corporation shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with


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the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

         3.10 SBA DOCUMENTS. The Corporation shall have provided each Purchaser that is a Small Business Investment Company (a) with all information and documentation that such Purchaser shall have requested in connection with the preparation and completion of the Portfolio Financing Report on SBA Form 1031, and (b) originals executed by the Corporation of each of (i) an SBA Letter in form and substance previously delivered to certain purchasers of the Series A Convertible Preferred Stock, (ii) the Size Status Declaration on SBA Form 480, and (iii) the Assurance of Compliance on SBA Form 652.

         3.11 PURCHASERS' LEGAL FEES AND EXPENSES. The Corporation will have paid or provided for, as of the Initial Closing, the fees and disbursements of counsel for the eCompanies Venture Group, L.P., Howard, Rice, Nemerovski, Canady, Falk & Rabin, P.C., in an amount not to exceed $15,000.

IV.      CONDITIONS OF THE CORPORATION'S OBLIGATIONS.

         The obligation of the Corporation to issue the Series B Stock with respect to any one Purchaser is subject to the satisfaction on or before the date of the Closing of the following conditions with respect to such Purchaser, all or any of which may be waived in writing by the Corporation:

         4.1 PERFORMANCE. Each such Purchaser shall have duly performed and complied in all material respects with each of the terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         4.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Article VI and in any other documents delivered at or prior to the Closing shall be true and accurate on and as of the Closing with the same effect as though made on and as of the date of the Closing.

         4.3 INSTRUMENTS AND DOCUMENTS. All instruments and documents required to carry out this Agreement or incidental thereto shall be reasonably satisfactory to the Corporation and its counsel.

         4.4 SUITS/PROCEEDINGS. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

         4.5 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

V.       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

         Except as set forth on any Schedules attached hereto and incorporated herein by reference, the Corporation hereby represents and warrants to each Purchaser as of the date hereof and as of the Initial Closing as follows:

         5.1.     CORPORATE EXISTENCE AND AUTHORITY.

                  (a) The Corporation (i) is a corporation duly organized, validly existing, and in good standing under the laws of Colorado; (ii) has all requisite corporate power and authority


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to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Corporation has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and all Other Agreements to which it is, or in connection with the transactions contemplated hereby, may become, a party.

                  (b) The Subsidiary (i) is a corporation duly organized, validly existing, and in good standing under the laws of California; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

         5.2 FINANCIAL STATEMENTS AND REPORTS. The Corporation has timely filed all required forms, reports, statements and documents with the SEC, all of which have complied in all material respects with all applicable requirements of the Exchange Act and the Securities Act, as the case may be. The Corporation has delivered or made available to each Purchaser true and complete copies of (i) the Corporation's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999, (ii) its proxy statement relating to the Corporation's annual stockholders meeting held November 19, 1999, (iii) all other forms, reports, statements and documents filed by the Corporation with the SEC pursuant to the Exchange Act since June 30, 1999, and (iv) all reports, statements and other information provided by the Corporation to its stockholders since January 1, 1999 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Corporation included or incorporated by reference in the SEC Reports (including any such SEC Report filed after the date of this Agreement until the Initial Closing) were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accounts), and present fairly the financial position and results of operations, cash flows and of changes in stockholders' equity of the Corporation and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, and except that the unaudited interim financial statements do not contain all of the disclosures required by GAAP. Since June 30, 1999 there has been no change in any of the significant accounting (including tax accounting) policies, practices, or procedures of the Corporation or any of its consolidated subsidiaries. The Corporation is and has been subject to the reporting requirements of the Exchange Act and has timely filed with the SEC all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since June 30, 1999.

         5.3 DEFAULT. Except as disclosed on Schedule 5.3, neither the Corporation nor the Subsidiary is in default under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties may be bound which default would cause a Material Adverse Effect. The Corporation is paying its debts as they become due.

         5.4 AUTHORIZATION AND COMPLIANCE WITH LAWS AND MATERIAL AGREEMENTS. Except as set forth on Schedule 5.4, the execution, delivery and performance by the Corporation of this Agreement and the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, have been or prior to the consummation of such transactions will be duly authorized by all requisite action on the part of the Corporation and


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do not and will not violate the Certificate of Designation, or the Corporation's
Articles of Incorporation or Bylaws or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any assets of the Corporation pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Corporation or any of its properties is bound. Except as set forth on Schedule 5.4, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is or will be necessary for the execution, delivery or performance by the Corporation of this Agreement and the Other Agreements to which it is a party or the validity or enforceability thereof. All such authorizations, approvals, consents, filings and registrations described in Schedule 5.4 have been obtained. The Corporation is not in violation of any term of its Articles of Incorporation or Bylaws or any contract, agreement, judgment or decree and is in full compliance with all applicable laws, regulations and rules where such violation would cause a Material Adverse Effect. All officers of the Corporation to the best of their knowledge have complied with all material applicable laws, regulations and rules in the course and scope of their employment with the Corporation.

         5.5 ENVIRONMENTAL CONDITION OF THE PROPERTY. Except as disclosed on
Schedule 5.5:

                  (a) The location, construction, occupancy, operation and use of the Corporation's properties do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or other body exercising similar functions, or any restrictive covenant or deed restriction (recorded or otherwise) affecting such properties, including, without limitation, all applicable zoning ordinances and building codes, flood disaster, occupational health and safety laws and Environmental Laws and regulations (as referred to in this Section 5.5, collectively, "applicable laws") where such violation would cause a Material Adverse Effect;

                  (b) Without limitation of clause (a) of this Section 5.5, neither the Corporation, the Subsidiary nor such properties are subject to any existing, pending or threatened investigation or inquiry by any governmental authority or subject to any remedial obligations due to violations of applicable laws;

                  (c) Neither the Corporation nor the Subsidiary is subject to any liability or obligation relating to (i) the environmental conditions on, under or about such properties, including, without limitation, the soil and ground water conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance which would cause a Material Adverse Effect;

                  (d) There is no Polluting Substance or other substance that may pose any risk to safety, health or the environment on, under or about any such properties which would cause a Material Adverse Effect;

                  (e) The Corporation and/or the Subsidiary, whichever is applicable, have taken reasonable steps to determine and hereby represents and warrants that no Polluting Substances have been disposed of or otherwise released on, onto, into, or from their properties by the Corporation or the Subsidiary, and the use which the Corporation and/or the Subsidiary makes and intends to make of such properties does not and will not result in the disposal or other release of any Polluting Substances on, onto, into or from such properties; and


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

                  (f) The Corporation and/or the Subsidiary, whichever is applicable, have been issued all required federal, state and local licenses, certificates or permits relating to, and their properties, the Corporation, the Subsidiary and the Corporation's and the Subsidiary's facilities, business, assets, leaseholds and equipment are all in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, Polluting Substances, or other environmental, health or safety matters where non-compliance would have a Material Adverse Effect.

         5.6 LITIGATION AND JUDGMENTS. Except as disclosed on Schedule 5.6, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Corporation, threatened against or affecting the Corporation or the Subsidiary, the outcome of which, in the reasonable judgment of the Corporation, is likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person outstanding against the Corporation or the Subsidiary having, or which is reasonably likely to have, a Material Adverse Effect.

         Except for litigation disclosed in the as disclosed on Schedule 5.6, there is no action, suit, proceeding or investigation before any court, governmental authority or arbitrator pending, or to the knowledge of the Corporation threatened, against or affecting the Corporation, the Subsidiary, this Agreement and/or the Other Agreements. Except as disclosed on Schedule 5.6, there are no outstanding judgments against the Corporation or the Subsidiary. None of the matters listed on Schedule 5.6 could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         5.7 RIGHTS IN PROPERTIES; LIENS. Except as disclosed on Schedule 5.7, the Corporation and the Subsidiary have good and marketable title to all properties and assets reflected on their balance sheets, and none of such properties or assets is subject to any Liens. The Corporation and the Subsidiary enjoy peaceful and undisturbed possession under all leases necessary for the operation of their other properties, assets, and businesses and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a Material Adverse Effect. The Corporation and the Subsidiary have the exclusive right to use all of the Intellectual Property necessary to their business as presently conducted, and the Corporation's and the Subsidiary's use of the Intellectual Property does not infringe on the rights of any other Person where such nonexclusivity or infringement would not have a Material Adverse Effect. To the best of the Corporation's knowledge, no other Person is infringing the rights of the Corporation or the Subsidiary in any of the Intellectual Property. Neither the Corporation nor the Subsidiary owe any royalties, honoraria or fees to any Person by reason of its use of the Intellectual Property.

         5.8 ENFORCEABILITY. This Agreement and the Other Agreements to which the Corporation is a party, when delivered, shall constitute the legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms.

         5.9 INDEBTEDNESS. Except as disclosed on the financial statements identified in Section 5.2 and on Schedule 5.9, neither the Corporation nor the Subsidiary have any Indebtedness. All Indebtedness owed by the Corporation or the Subsidiary to any Affiliate is set forth on Schedule 5.9.

         5.10 TAXES. Except as set forth on Schedule 5.10, the Corporation and the Subsidiary have timely filed all tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and have timely paid all of their tax liabilities, other than immaterial amounts and taxes that are being contested by the Corporation or the Subsidiary in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established. Neither the Corporation nor the Subsidiary know of any pending investigation of the Corporation or the Subsidiary by any taxing authority or pending but unassessed tax liability of the Corporation or the Subsidiary, except as disclosed on Schedule 5.10. The Corporation and the Subsidiary have made no presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and neither the Corporation nor the Subsidiary are a party to any tax-sharing agreement.

         5.11 USE OF PROCEEDS; MARGIN SECURITIES. Neither the Corporation nor the Subsidiary are engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither the Corporation, the Subsidiary nor any Person acting on their behalf has taken any action that might cause the transactions contemplated by this Agreement or any Other Agreements to violate Regulations T, U or X or to violate the Securities Exchange Act of 1934, as amended.

         5.12 ERISA. All members of any Controlled Group have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and the Code, applicable to the Employee Benefit Plans it or they sponsor or maintain, and there are no existing conditions that would give rise to material liability thereunder. With respect to any Employee Benefit Plan, all members of any Controlled Group have made all contributions or payments to or under each Employee Benefit Plan required by law, by the terms of such Employee Benefit Plan or the terms of any contract or agreement. No Termination Event has occurred in connection with any Pension Plan, and there are no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to any Pension Plan which poses a risk of causing a Lien to be created on the assets of the Corporation or which will result in the occurrence of a Reportable Event. No member of any Controlled Group has been required to contribute to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, since September 2, 1974. No material liability to the Pension Benefit Guaranty Corporation has been, or is expected to be, incurred by any member of a Controlled Group. The term "liability", as referred to in this Section 5.12, includes any joint and several liability. No prohibited transaction under ERISA or the Code has occurred with respect to any Employee Benefit Plan which could have a Material Adverse Effect or a material adverse effect on the condition, financial or otherwise, of an Employee Benefit Plan.

         5.13 DISCLOSURE. No representation or warranty made by the Corporation in this Agreement or in any of the documents, instruments, or other information furnished to the Purchaser by the Corporation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by the Corporation in this Agreement, the Investors Rights Agreement, or in any document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading. There is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Corporation or any of its Subsidiaries that has not been disclosed in the documents provided to Purchaser.

         5.14 SUBSIDIARIES AND CAPITALIZATION. The Corporation has no Subsidiaries, other than the Subsidiary. All the issued and outstanding shares of capital stock of the Corporation are duly authorized, validly issued, fully paid and nonassessable. The capitalization of the Corporation on the Initial Closing Date is set forth on Schedule 5.14 (b). No violation of any preemptive rights of shareholders of the Corporation has occurred by virtue of the transactions contemplated under this Agreement or any Other Agreement. There are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Corporation granting to any Person or group of Persons any right to purchase or acquire shares of the Corporation's capital stock other than as set forth on Schedule 5.14(c).

         5.15 CURRENT LOCATIONS. Schedule 5.15 identifies (a) the Corporation's principal place of business and chief executive office, (b) all the locations where the Corporation maintains any books or records relating to any of its assets, (c) all other locations where the Corporation has a place of business, and (d) each address where any of the Corporation's assets are located. Schedule
5.15 accurately indicates whether each such location is owned or leased, and, if leased, identifies the owner of such location. No Person other than the Corporation has possession of any material amount of the assets of the Corporation except as disclosed on Schedule 5.15.

         5.16 INVESTMENT CORPORATION ACT. Neither the Corporation, the Subsidiary nor any company controlling the Corporation or the Subsidiary is required to be registered as an "investment company" within the meaning of the Investment Corporation Act of 1940, as amended.

         5.17 PUBLIC UTILITY HOLDING CORPORATION ACT. Neither the Corporation nor the Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Corporation Act of 1935, as amended.

         5.18 SECURITIES LAWS. Assuming the truthfulness and accuracy of each Purchaser's representations and warranties in Article 6, the Corporation has complied with or is exempt from the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance or sale of the Series B Stock.

         5.19 NO LABOR DISPUTES. Neither the Corporation nor the Subsidiary is involved in any labor dispute. The Corporation is not a party to any collective bargaining agreement, and there are no strikes or walkouts or union organization of any of the Corporation's or the Subsidiary's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement.

         5.20 BROKERS. Except as described in Schedule 5.20, Neither the Corporation nor any of its shareholders has dealt with any broker, finder, commission agent or other Person in connection with the transactions referenced in or contemplated by this Agreement, nor is the Corporation or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions.

         5.21 INSURANCE. The amount and types of insurance carried by the Corporation and the Subsidiary, and the terms and conditions thereof, are substantially similar to the coverage maintained by companies in the same or similar business as the Corporation and the Subsidiary and similarly situated.

         5.22 CONDUCT OF BUSINESS. On the Initial Closing Date, the Corporation and the Subsidiary are engaged only in businesses of the type described in
Schedule 5.22.

         5.23 SMALL BUSINESS CONCERN. The Subsidiary is a "small business concern" as defined in Section 103(5) of the Act, which for purposes of size eligibility meets the applicable criteria set forth in Section 121.301(c) of Title 13 of the Code of Federal Regulations.

         5.24 SURVIVAL OF REPRESENTATIONS. All representations made by the Corporation in or under this Agreement shall be true and accurate as of the Initial Closing and shall survive the Initial Closing for a period of two (2) years thereafter (except for those changes contemplated in and provided for by this Agreement).

VI.      REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

         As of the Closing, each Purchaser represents and warrants to the Corporation as to itself that:

         6.1 INVESTMENT. The Purchaser is acquiring the Series B Stock and any Common Stock issuable upon conversion of the Series B Stock for investment purposes only for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such securities. Purchaser understands that the Series B Stock (and any shares of Common Stock issued upon conversion of the Series B Stock) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein. All such securities are hereinafter collectively referred to as the "Securities".

         6.2 RULE 144. The Purchaser acknowledges that because the Securities have not been registered under the Securities Act, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement under certain circumstances.

         6.3 ACCESS TO DATA. The Purchaser has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information necessary or appropriate for deciding whether or not to purchase the Securities.

         6.4 KNOWLEDGE AND EXPERIENCE. Purchaser has such knowledge and experience in financial and business matters, including investments in other companies that are in a financial condition substantially similar to the Corporation's financial condition immediately prior to the Initial Closing, that it is capable of evaluating the merits and risks of the investment in the Securities, and it is able to bear the economic risk of such investment. Further, the individual executing this Agreement has such knowledge and experience in financial and business matters that he or she is capable of utilizing the information made available to him or her in connection with the offering of the Securities, of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect to the Securities.

         6.5 REQUISITE POWER. The Purchaser has all requisite power and authority necessary to enter into and to carry out the provisions of this Agreement and the transactions contemplated hereby.

         6.6 DULY AUTHORIZED. All action on the part of the Purchaser necessary for the purchase of its Series B Stock and the performance of the Purchaser's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

         6.7 ACCREDITED INVESTOR. Purchaser is an "accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term "Accredited Investor" under Regulation D refers to:

                  (i) A person or entity who is a director or executive officer of the Corporation;

                  (ii) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; insurance Corporation as defined in Section 2(13) of the Securities Act; investment Corporation registered under the Investment Corporation Act of 1940; or a business development Corporation as defined in
Section 2(a)(48) of that Act; Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Corporation, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

                  (iii) Any private business development Corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                  (iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

                  (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

                  (vi) Any natural person who had an individual income in excess of $200,000 during each of the previous two years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                  (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

                  (viii) Any entity in which all of the equity owners are accredited investors.

                  As used in this Section 6.8, the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 6.8, "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: Any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

         6.9 RESIDENT. Purchaser has its, his or her principal residence in the state indicated on Schedule 1.

         VII.     RESTRICTIONS ON TRANSFER OF SECURITIES.

                  The Securities are not transferable except upon the conditions specified in this Article VII, which conditions are intended to ensure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of such securities. Each instrument representing the Securities shall be stamped or otherwise imprinted with legends substantially in the following form until such time as the conditions set forth in such legends have been met:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

         The Corporation shall be entitled to enter stop transfer notices on its stock books with respect to the Securities until the conditions as set forth in the legend above with respect to the transfer of such securities have been met.

         VIII.    AFFIRMATIVE COVENANTS

         The Corporation covenants and agrees that so long any Purchaser holds at least twenty percent (20%) of all shares of the Series B Stock issued and sold in the Closings, the Corporation shall furnish the following to such Purchaser until the conversion of such Series B Stock into common stock:

         8.1      FINANCIAL STATEMENTS.

                  (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Corporation, beginning with the fiscal year ending June 30, 2000, (i) a copy of the annual audit report of the Corporation for such fiscal year containing a balance sheet, statement of income, statement of stockholders' equity, and statement of cash flow as at the end of such fiscal year and for the fiscal year then ended, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing.

                  (b) As soon as available, and in any event within forty-five
(45) days after the end of each fiscal quarter, a copy of an unaudited financial report of the Corporation as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing consolidated balance sheets, statements of income, and statements of cash flow, (with notes as to any consolidating entries).

                  (c) So long as the Corporation is obligated to provide the following financial statements to the holders of the Corporation's senior subordinated 8% debt, as soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of an unaudited financial report of the Corporation as of the end of such calendar month and for the portion of the fiscal year then ended, containing consolidated balance sheets, statements of income and statements of cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, together with a comparison of the actual results during such period to those originally budgeted by the Corporation for such period.

                  (d) On or before thirty (30) days after receipt by Corporation of written request for such information, which request may only be given during the last quarter of any fiscal year of the Corporation, an annual budget or business plan of the Corporation for the next fiscal year approved by a majority of the Board of Directors.

                  (e) Promptly upon receipt thereof, any written report submitted to the Corporation by independent public accountants in connection with an annual or interim audit of the books of the Corporation made by such accountants.

                  (f) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Corporation, any technology or patent rights that it has, or any other material assets of the Corporation, or any key employee or officer (in their capacities as such) the outcome of which could reasonably have a Material Adverse Effect.

         8.2 BOOKS AND RECORDS. The Corporation will keep (a) proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books from its earnings allowances against doubtful receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied.

IX. NEGATIVE COVENANTS. Without the approval of the holders of at least a majority of the shares of Series B Stock voting together as a class, except as otherwise required by applicable law, the Corporation will not take any action that:

         (i) except for a "Qualified Liquidation Event" (as defined in the Certificate of Designation) effects a sale of all or substantially all of the Corporation's assets or which results in the holders of the Corporation's capital stock prior to the transaction owning less than 50% of the voting power of the Corporation's capital stock after the transaction,

         (ii) alters or changes the rights, preferences or privileges of the Series B Stock so as to materially and adversely affect such shares,

         (iii) increases or decreases the number of authorized shares of Series B Stock,

         (iv) authorizes the issuance of securities having a preference over or on parity with the Series B Stock,

         (v) redeems shares (excluding Common Stock repurchased upon termination of an officer, employee, director or consultant pursuant to a restricted stock purchase agreement or other compensatory plan or agreement),

         (vi) amends or repeals any provision of, or adds any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or restrictions of the Series B Stock, so as to affect adversely such shares,

         (vii) authorizes the payment of dividends to Common Stock, or

         (viii) except for a Qualified Liquidation Event, consummates a transaction subject to Section 305 of the Code.

X.       INVESTORS RIGHTS AGREEMENT.

         The Corporation shall at the Initial Closing enter into the Investors Rights Agreement in form and substance substantially as attached hereto as Exhibit B granting each Purchaser the registration rights set forth therein.

XI.      MISCELLANEOUS.

         11.1 REMEDIES. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

         11.2 CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement and any exhibit attached hereto may be amended and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if it has obtained the written consent of Purchasers holding at least sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of Series B Stock. No course of dealing between the Corporation and any Purchaser or any delay in exercising any rights hereunder or under the Corporation's Articles of Incorporation will operate as a waiver of any rights of any such Purchaser. Notwithstanding the foregoing, this Section 11.2 shall not be amended without the consent of all Purchasers holding Series B Stock.

         11.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement for a period of two (2) years after the Initial Closing.

         11.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         11.5 SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         11.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

         11.7 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11.8 NOTICES. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or mailed by the United States mails, certified mail, return receipt requested, (a) if to Purchaser, addressed to each Purchaser at the address specified on
Schedule I hereto or to such other address as such Purchaser may in writing designate, or (b) if to the Corporation, addressed to the Corporation at the address set forth below or to such other address as the Corporation may in writing designate. Notices shall be deemed to have been validly served, given or delivered (and "the date of such notice or words of similar effect shall mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof (whether by noncertified mail, telecopy, telegram, facsimile, express delivery or otherwise), whichever is earlier.

                  IF TO PURCHASERS:             To the Addresses set forth on
                                                Schedule 1

                  WITH A COPY TO:               Howard, Rice, Nemerovski,
                                                Canady, Falk & Rabkin,
                                                A Professional Corporation
                                                Attn. Denis T. Rice, Esq.
                                                3 Embarcadero Center, 6th Floor
                                                San Francsico, CA 94111
                                                FAX: (415) 217-5910

                                                Patton Boggs LLP
                                                Attn: Charles P. Miller
                                                2001 Ross Avenue, Suite 3000
                                                Dallas, Texas 75201
                                                FAX: (214) 871-2688

                  IF TO THE CORPORATION:        Valuestar Corporation
                                                Attn: Jim Stein
                                                360 - 22nd Street, Suite 210
                                                Oakland, CA  94612
                                                FAX: (510) 808-1400

                  WITH A COPY TO:               Bay Venture Counsel, LLP
                                                Attn: Donald C. Reinke, Esq.
                                                1999 Harrison Street, Suite 1300
                                                Oakland, CA 94612
                                                FAX: (510) 834-7440

         11.9 GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of California applicable to contracts made and to be performed entirely in California as if by and between California residents.

         11.10 SCHEDULES AND EXHIBITS. All schedules and exhibits are an integral part of this Agreement.

         11.11 LITIGATION COSTS. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties therein shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         11.12 FINAL AGREEMENT. This Agreement and the exhibits and schedules attached hereto constitute the only agreement of the parties concerning the matters herein, and supersedes, merges and renders void all prior written/oral, and/or contemporaneous agreements and understandings related thereto.

         11.13 CONFIDENTIALITY. Each Purchaser agrees to keep confidential any information delivered by the Corporation or Subsidiary to such Purchaser under this Agreement that the Corporation or Subsidiary clearly indicates in writing to be confidential information; provided, however, that nothing in this Section
11.13 will prevent such Purchaser from disclosing such information (a) to any Affiliate of such Purchaser or any actual or potential purchaser, participant, assignee, or transferee of such Purchaser's rights or obligations hereunder that agrees to be bound by the terms of this Section 11.13, (b) upon order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Purchaser, (d) that is in the public domain, (e) that has been obtained from any Person that is not a party to this Agreement or an Affiliate of any such party without breach by such Person of a confidentiality obligation known to such Purchaser, (f) if necessary and only to the extent necessary for the exercise of any remedy under this Agreement, or (g) to the certified public accountants for such Purchaser. The Corporation agrees that such Purchaser will be presumed to have met its obligations under this Section 11.13 to the extent that it exercises the same degree of care with respect to information provided by the Corporation or Subsidiary as it exercises with respect to its own information of similar character.

         11.14 PUBLIC DISCLOSURE. Except as may be required to comply with applicable law, no Purchaser shall make or cause to be made any press release or similar public announcement

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the respective Closing dates.

                        (SIGNATURES FOLLOW ON NEXT PAGE)

         \SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT

         IN WITNESS WHEREOF, the Corporation and each Purchaser identified on
Schedule 1 have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.


                                  CORPORATION:

                                  VALUESTAR CORPORATION


                                  By:  /s/ JAMES STEIN
                                      -----------------------------------
                                  Name: James Stein
                                  Its:  President and Chief Executive Officer

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


                                       PURCHASER:

                                       eCOMPANIES VENTURE GROUP, L.P.

                                       By:
                                           -----------------------------------
                                       its general partner

                                       By: /s/ STEVE LEDGER
                                           -----------------------------------
                                       Name:  Steve Ledger
                                       Title: Managing General Partner


                                       SEACOAST CAPITAL PARTNERS LIMITED
                                       PARTNERSHIP

                                       By:  Seacoast Capital Corporation,
                                       its general partner

                                       By:  /s/ JEFFREY J. HOLLAND
                                           -----------------------------------
                                       Name:  Jeffrey J. Holland
                                       Title: Vice President


                                       TANGENT GROWTH FUND, L.P.

                                       By:  Tangent Fund Management LLC
                                       its general partner

                                       By:  /s/ MARK P. GILLES
                                           -----------------------------------
                                       Name:  Mark P. Gilles
                                       Title: Vice President

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


                                       PURCHASER:

                                       eCOMPANIES VENTURE GROUP, L.P.

                                       By:
                                           -----------------------------------
                                       its general partner

                                       By:
                                           -----------------------------------
                                       Name:  Steve Ledger
                                       Title: Managing General Partner


                                       SEACOAST CAPITAL PARTNERS LIMITED
                                       PARTNERSHIP

                                       By:  Seacoast Capital Corporation,
                                       its general partner

                                       By:
                                           -----------------------------------
                                       Name:  Jeffrey J. Holland
                                       Title: Vice President


                                       PACIFIC MEZZANINE FUND, L.P.

                                       By:  Tangent Fund Management LLC
                                       its general partner

                                       By: /s/ ANDREW B. DUMKE
                                           -----------------------------------
                                       Name:  Andrew B. Dumke
                                       Title: Managing General Partner


                                       TANGENT GROWTH FUND, L.P.

                                       By:  Tangent Fund Management LLC
                                       its general partner

                                       By:
                                           -----------------------------------
                                       Name:  Mark P. Gilles
                                       Title: Vice President

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         ROBERT S. LONDON
         ---------------------------------------
         Name of Holder

         /s/ ROBERT S. LONDON
         ---------------------------------------
         Authorized Signature

         ROBERT S. LONDON
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         JOSHUA M. FELSER
         ---------------------------------------
         Name of Holder

         /s/ JOSHUA M. FELSER
         ---------------------------------------
         Authorized Signature

         JOSHUA M. FELSER
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         DAVID SAMUEL
         ---------------------------------------
         Name of Holder

         /s/ DAVID SAMUEL
         ---------------------------------------
         Authorized Signature

         DAVID SAMUEL
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         CASA BLANCA VENTURES, LLC
         ---------------------------------------
         Name of Holder

         /s/ FRITZ T. BEESEMYER
         ---------------------------------------
         Authorized Signature

         FRITZ T. BEESEMYER, MANAGING MEMBER
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         DOUBLE BOGEY LLC
         ---------------------------------------
         Name of Holder

         /s/ [ILLEGIBLE]
         ---------------------------------------
         Authorized Signature

         JOHN MCSORLEY  - President
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         THE BESSEMYER FAMILY TRUST
         ---------------------------------------
         Name of Holder

         /s/ RICHARD L. BEESEMYER
         ---------------------------------------
         Authorized Signature

         RICHARD L. BEESEMYER
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         CHARLES A. GREENBERG
         ---------------------------------------
         Name of Holder

         /s/ CHARLES A. GREENBERG
         ---------------------------------------
         Authorized Signature

         CHARLES A. GREENBERG
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         JEROME H. ATCHLEY
         ---------------------------------------
         Name of Holder

         /s/ JEROME H. ATCHLEY
         ---------------------------------------
         Authorized Signature

         JEROME H. ATCHLEY AS AN INDIVIDUAL
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         DANA LYON
         ---------------------------------------
         Name of Holder

         /s/ DANA LYON
         ---------------------------------------
         Authorized Signature

         DANA LYON
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         JUDSON C. BALL
         ---------------------------------------
         Name of Holder

         /s/ JUDSON C. BALL
         ---------------------------------------
         Authorized Signature

         JUDSON C. BALL
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         Frederick M. Pistilli & Rodney M. Pistilli, General Partners of Pistilli Diversified Partners, L.P.
         ---------------------------------------
         Name of Holder

         /s/ FREDERICK M. PISTILLI                   /s/ RODNEY M. PISTILLI
         ---------------------------------------     ---------------------------
         Authorized Signature
                                                         RODNEY M. PISTILLI
         FREDERICK M. PISTILLI - GENERAL PARTNER         GENERAL PARTNER
         ---------------------------------------     ---------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         DALE PISTILLI
         ---------------------------------------
         Name of Holder

         /s/ DALE PISTILLI
         ---------------------------------------
         Authorized Signature

         DALE PISTILLI
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         DAVID WOODWARD
         ---------------------------------------
         Name of Holder

         /s/ DAVID WOODWARD
         ---------------------------------------
         Authorized Signature

         DAVID WOODWARD
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         ---------------------------------------
         Name of Holder

         /s/ JOHNATHAN A. BERG
         ---------------------------------------
         Authorized Signature

         ---------------------------------------
         Print Name and Title of Signatory


         Cathy Fassel
         [ILLEGIBLE]
         501 N. Broadway
         St. Louis, MO 63102

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         JONATHAN A. BERG
         ---------------------------------------
         Name of Holder

         /s/ JONATHAN A. BERG
         ---------------------------------------
         Authorized Signature

         JONATHAN A. BERG
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         DONALD REINKE
         ---------------------------------------
         Name of Holder

         /s/ DONALD REINKE
         ---------------------------------------
         Authorized Signature

         DONALD REINKE
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         JAMES L. BERG
         ---------------------------------------
         Name of Holder

         /s/ JAMES L. BERG
         ---------------------------------------
         Authorized Signature


         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         GREG BUTTIE
         ---------------------------------------
         Name of Holder

         /s/ GREG BUTTIE
         ---------------------------------------
         Authorized Signature

         GREG BUTTIE
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         ValueStar Embarcadero Investors
         ---------------------------------------
         Name of Holder

         /s/ Denis T. Rice
         ---------------------------------------
         Authorized Signature

         Denis T. Rice  General Partner
         ---------------------------------------
         Print Name and Title of Signatory

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                                   SCHEDULE I
                                       TO
                               PURCHASE AGREEMENT

                        INFORMATION CONCERNING PURCHASER

PURCHASER:                         eCOMPANIES VENTURE GROUP, L.P.

Number of Shares
Series B Stock:                    345,715

Investment Amount:                 $6,050,000

Address for notices:               eCompanies Venture Group, L.P.
                                   2120 Colorado Boulevard
                                   Santa Monica, CA 90404
                                   Attn:  Steve Ledger
                                   Facsimile: (310) 586-4425


PURCHASER:                         SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP

Number of Shares
Series B Stock:                    50,129

Investment Amount:                 $877,245
                                   ($265,000 Cash; $612,245 Senior Debt)


Address for notices:               Seacoast Capital Partners Limited Partnership
                                   c/o Seacoast Capital Corporation
                                   55 Ferncroft Road
                                   Danvers, Massachusetts 01923
                                   Attn:  Walter Leonard
                                   Facsimile:  (508) 750-1301

                                   Seacoast Capital Partners Limited Partnership
                                   c/o Seacoast Capital Corporation
                                   One Sansome St., Suite 2100
                                   San Francisco, CA 94104
                                   Attn:  Jeff Holland
                                   Facsimile:  (415) 956-1459

With a copy to:

                                   Patton Boggs LLP
                                   2200 Ross Ave., Suite 900
                                   Dallas, Texas 75201
                                   Attn: Charlie Miller, Esq.
                                   Facsimile: (214) 871-2688

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                                   SCHEDULE I
                                       TO
                               PURCHASE AGREEMENT

                        INFORMATION CONCERNING PURCHASER


PURCHASER:                         TANGENT GROWTH FUND, L.P.

Number of Shares
Series B Stock:                    11,021

Investment Amount:                 $192,857
                                   ($50,000 Cash; $142,57 Senior Debt)

Address for notices:               Tangent Growth Fund, L.P.
                                   1 Union Square
                                   180 Geary Street, Suite 500
                                   San Francisco, CA  94108
                                   Attn:  Mark Gilles
                                   Facsimile:  (415) 392-1928

                                   With a copy to:

                                   Patton Boggs LLP
                                   2200 Ross Ave., Suite 900
                                   Dallas, Texas 75201
                                   Attn: Charlie Miller, Esq.
                                   Facsimile: (214) 871-2688

PURCHASER:                         PACIFIC MEZZANINE FUND, L.P.

Number of Shares
Series B Stock:                    19,138

Investment Amount:                 $334,898
                                   ($90,000 Cash; $244,898 Senior Debt)

Address for notices:               Pacific Mezzanine Fund, L.P.
                                   2200 Powell Street, Suite 1250
                                   Emeryville, CA 94608
                                   Attn: Andrew B. Dumke
                                   Facsimile: (510) 595-9801


       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                                   SCHEDULE I
                                       TO
                               PURCHASE AGREEMENT

                        INFORMATION CONCERNING PURCHASER



PURCHASER:                         DOUBLE BOGEY, LLC

Number of Shares
Series B Stock:                    3,000

Investment Amount:                 $52,500

Address for notices:               Double Bogey, LLC
                                   76 Moncada Way
                                   San Rafael, CA 94901
                                   Attn: John McSorley
                                   Facsimile:  (415) 460-0215
                                   Tel: (415) 460-6541



PURCHASER:                         CASA BLANCA VENTURES, LLC

Number of Shares
Series B Stock:                    9,000

Investment Amount:                 $157,500

Address for notices:               Casa Blanca Ventures, LLC
                                   5101 North Casa Blanca Drive
                                   Suite 219
                                   Scotsdale, AZ 85253
                                   Attn: Fritz Beesemyer, Managing Member
                                   Facsimile:  (480) 9475-2095
                                   Tel: (480) 947-3362



PURCHASER:                         THE BEESEMYER FAMILY TRUST U/A/D 10/28/96

Number of Shares
Series B Stock:                    2,858

Investment Amount:                 $50,000

Address for notices:               The Beesemyer Family Trust U/A/D 10/28/96
                                   The Kalil Company
                                   3444 North Country Club
                                   Tucson, AZ 85716
                                   Attn: Richard L. Beesemyer, Trustee
                                   Facsimile: (520) 332-0584
                                   Tel: (520) 795-1050

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                                   SCHEDULE I
                                       TO
                               PURCHASE AGREEMENT

                        INFORMATION CONCERNING PURCHASER


PURCHASER:                              ROBERT S. LONDON

Number of Shares Series B Stock:        28,572

Investment Amount:                      $500,000

Address for notices:                    Robert S. London
                                        c/o Cruttenden Roth
                                        809 Presidio Avenue, Suite B
                                        Santa Barbara, CA 93101
                                        Facsimile:  (805) 966-9302


PURCHASER:                              JOSHUA MARTIN FELSER

Number of Shares Series B Stock:        8,572

Investment Amount:                      $150,000

Address for notices:                    Joshua Martin Felser
                                        1960 Baker Street
                                        San Francisco, CA 94115
                                        Facsimile:  (415) 703-0979


PURCHASER:                              CHARLES AND KAREN GREENBERG, JOINT
                                        TENANTS

Number of Shares Series B Stock:        5,715

Investment Amount:                      $100,000

Address for notices:                    Charles and Karen Greenberg
                                        5541 E. Paseo Bueno
                                        Tucson, AZ 85720
                                        Facsimile:  (520) 577-6231

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                                   SCHEDULE I
                                       TO
                               PURCHASE AGREEMENT

                        INFORMATION CONCERNING PURCHASER


PURCHASER:                              JEROME H. ATCHLEY

Number of Shares Series B Stock:        2,858

Investment Amount:                      $50,000

Address for notices:                    Jerome H. Atchley
                                        One East Palisades Dr.
                                        Little Rock, AR 72207-1903
                                        Facsimile:  (501) 615-1515


PURCHASER:                              DANA J. LYON

Number of Shares Series B Stock:        1,429

Investment Amount:                      $25,000

Address for notices:                    Dana J. Lyon
                                        3471 Jackson Street
                                        San Francisco, CA 94118
                                        Facsimile:  (   )    -

PURCHASER:                              JUDSON C. BALL

Number of Shares Series B Stock:        1,429

Investment Amount:                      $25,000

Address for notices:                    Judson C. Ball
                                        2415 E. Camelback Road, #700
                                        Phoenix, AZ 86016
                                        Facsimile:  (602) 508-6051

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                                   SCHEDULE I
                                       TO
                               PURCHASE AGREEMENT

                        INFORMATION CONCERNING PURCHASER


PURCHASER:                              PISTILLI DIVERSIFIED PARTNERS, L.P.

Number of Shares Series B Stock:        5,715

Investment Amount:                      $100,000

Address for notices:                    Pistilli Diversified Partners, L.P.
                                        Rodney M. Pistilli, General Partner
                                        Frederick M. Pistilli, General Partner
                                        9095 Etching Overlook
                                        Duluth, GA 30097

With a copy to:                         Pistilli Diversified Partners, L.P.
                                        c/o Susan Sasser or Steve Carroll
                                        Sun Trust Bank, Atlanta Investment
                                        Advisor for Frederick M. Pistilli and
                                        Rodney M. Pistille
                                        U/A Dated 5/1/98
                                        P. O. Box 4655 - Center 214
                                        Atlanta, GA 30302
                                        Facsimile:  (404) 588-7711


PURCHASER:                              DALE H. PISTELLI


Number of Shares Series B Stock:        2,858

Investment Amount:                      $50,000

Address for notices:                    Dale H. Pistelli
                                        78 Toledo Way
                                        San Francisco, CA 94123
                                        Facsimile:  (415)

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                                   SCHEDULE I
                                       TO
                               PURCHASE AGREEMENT

                        INFORMATION CONCERNING PURCHASER


PURCHASER:                              DAVID WOODWARD

Number of Shares Series B Stock:        1,715

Investment Amount:                      $30,000

Address for notices:                    David C. Woodward
                                        324 Locust Street
                                        San Francisco, CA  94118
                                        Facsimile:  (415)

PURCHASER:                              JONATHAN A. BERG, IRA #1499-2225

Number of Shares Series B Stock:        2,858

Investment Amount:                      $50,000

Address for notices:                    Jonathan A. Berg, IRA #1499-2225
                                        c/o Stifel, Nicolaus & Co., Inc.
                                        Attn: Cathy Fassel, Manager
                                        501 North Broadway
                                        St. Louis, MO 63102
                                        Facsimile:  (314) 342-2806

PURCHASER:                              JONATHAN A. BERG

Number of Shares Series B Stock:        2,858

Investment Amount:                      $50,000

Address for notices:                    Jonathan A. Berg
                                        c/o  Berg Capital
                                        914 Broadway
                                        New York, NY 10010
                                        Facsimile:  (212) 982-1488

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                                   SCHEDULE I
                                       TO
                               PURCHASE AGREEMENT

                        INFORMATION CONCERNING PURCHASER


PURCHASER:                              DONALD C. REINKE

Number of Shares
Series B Stock:                         2,000

Investment Amount:                      $35,000

Address for notices:                    Donald C. Reinke
                                        c/o Bay Venture Counsel, LLP
                                        1999 Harrison Street, Suite 1300
                                        Oakland, CA 94612
                                        Facsimile:  (510) 834-7440

PURCHASER:                              JAMES L. BERG

Number of Shares
Series B Stock:                         858

Investment Amount:                      $15,000

Address for notices:                    James L. Berg
                                        c/o Bay Venture Counsel, LLP
                                        3600 West Bayshore, Suite 101
                                        Palo Alto, CA 94303
                                        Facsimile:  (650) 854-8797


PURCHASER:                              GREGORY L. BEATTIE

Number of Shares
Series B Stock:                         286

Investment Amount:                      $5,000

Address for notices:                    Gregory L. Beattie
                                        c/o Bay Venture Counsel, LLP
                                        1999 Harrison Street, Suite 1300
                                        Oakland, CA 94612
                                        Facsimile:  (510) 834-7440

       SIGNATURE PAGES TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                                   SCHEDULE I
                                       TO
                               PURCHASE AGREEMENT

                        INFORMATION CONCERNING PURCHASER



PURCHASER:                              DAVID SAMUEL

Number of Shares Series B Stock:        5,715

Investment Amount:                      $100,000

Address for notices:                    David Samuel
                                        c/o Spinner.com
                                        375 Alabama Street, #350
                                        San Francisco, CA 94110
                                        Facsimile:  (415) 703-0979


PURCHASER:                              VALUESTAR EMBARCADERO INVESTORS

Number of Shares Series B Stock:        2,858

Investment Amount:                      $50,000

Address for notices:                    ValueStar Embarcadero Investors
                                        Paul R. Rogers, General Partner
                                        c/o Howard, Rice, Nemerovski, Canady,
                                            Falk & Rabkin
                                        3 Embarcadero Center, Seventh Floor
                                        San Francisco, CA 94111
                                        Facsimile:  (415) 217-5910

                              VALUESTAR CORPORATION

                             DISCLOSURE SCHEDULE TO
                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                                December 8, 1999

         In connection with the execution and delivery of that certain Series B Preferred Stock Purchase Agreement (the "Agreement") dated as of December 8, 1999 by and among Valuestar Corporation, a Colorado corporation (the "Corporation"), and the Purchasers identified on Schedule 1 of the Agreement, the Corporation, the Corporation hereby delivers this Disclosure Schedule (this "Schedule") to the Company's representations and warranties given in Section 5 of the Agreement. References to any document do not purport to be complete and are qualified in their entirety by the document itself. Unless the context otherwise requires, all capitalized terms used in this Schedule shall have the respective meanings assigned to them in the Agreement.

         No reference to or disclosure of any item or other matter in this Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred or disclosed in this Schedule. No reference in this Schedule to any agreement or document shall be construed as an admission or indication that such agreement or document is enforceable or currently in effect or that there are any obligations remaining to be performed or any rights that may be exercised under such agreement or document. No disclosure in this Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

         This Schedule and the information and disclosures contained herein are intended only to list those items required to be listed in Section 5 of the Agreement, and to qualify and limit the representations, warranties and covenants of the Company contained in the Agreement and shall not be deemed to expand in anyway the scope or effect of any of such representations, warranties or covenants.

         Notwithstanding anything to the contrary contained in this Schedule or in the Agreement, the information and disclosures contained in each section of this Schedule shall be deemed to be disclosed and incorporated by reference in each of the other sections of this Schedule as though fully set forth in such other sections (whether or not specific cross references are made).

         The headings contained in this Schedule are included for convenience only, and are not intended to limit the effect of the disclosures contained in this Schedule or to expand the scope of the information required to be disclosed in this Schedule.

                                  SCHEDULE 5.2
                                       TO
                            STOCK PURCHASE AGREEMENT

                  Disclosures For Previous Financial Statements

NONE

                                  SCHEDULE 5.3
                                       TO
                            STOCK PURCHASE AGREEMENT

                       Defaults under Existing Agreements

Pursuant to the terms of a Waiver Agreement effective as of June 30, 1999, Seacoast Capital Partners Limited Partnership, Pacific Mezzanine Fund, LP and Tangent Growth Fund, LP waived certain defaults by the Corporation under Section
7.9 of the Note Purchase Agreement that requires the Corporation to obtain a minimum EBITDA of ($800,000) and a loss of no more than ($1,000,000) for the fiscal quarter ending June 30, 1999. ValueStar Corporation had an EBITDA and a lower net income than these minimums. The Senior Lenders also amended financial covenants by the First Amendment to Note Purchase Agreement dated September 9, 1999 and by Second Amendment to Note Purchase Agreement dated December __, 1999.

                                  SCHEDULE 5.4
                                       TO
                            STOCK PURCHASE AGREEMENT

                 Authorizations, Approvals, Consents and Filings

NONE (other than by Seacoast Capital Partners Limited Partnership, Pacific Mezzanine Fund, L.P., Tangent Growth Fund, L.P. and the holders of a majority of the Series A Preferred Stock).

                                  SCHEDULE 5.5
                                       TO
                            STOCK PURCHASE AGREEMENT

                       Environmental Condition of Property

NONE

                                  SCHEDULE 5.6
                                       TO
                            STOCK PURCHASE A2REEMENT

                            Litigation and Judgments

NONE

                                  SCHEDULE 5.7
                                       TO
                            STOCK PURCHASE AGREEMENT

Please see the attachments to Schedule 11.1(b) of the Note Purchase Agreement.

Additionally, the company has leased an additional $250,964.50 of computer, voice and office equipment through various sources since the March 31 closing. Liens have been placed or are pending on the equipment detailed below:

     LEASING/LENDING               LEASE #'S        EQUIP             DESCRIPTION               BUYOUT
       INSTITUTION                                   COST                                       INFO
     --------------                ---------      ----------          -----------             ----------
PREFERRED CAPITAL             316-0373214-001      20,880.50        DELL SRVR, 1 LAPTOP, 6     $1 BUYOUT
                                                                    CLIENTS

905 N. LAKE BLVD.             316-0373214-002      11,284.00        2 DELL SERVERS             $1 BUYOUT
TAHOE CITY, CA 96145
(COLONIAL PACIFIC
DOES THE BILLING)

NEW CAL INDUSTRIES            NOT YET ASSIGNED     26,000.00        2 KONICA 7033 DIGITAL         FMV
                                                                    COPIERS

2061 CHALLENGER DR.
ALAMEDA, CA 94501

KONICA LEASING                NOT YET ASSIGNED     13,000.00        1 KONICA 7033 DIGITAL         FMV
                                                                    COPIER

PO BOX 7023
TROY, MI 48007-7023

PACIFICA CAPITAL              NOT YET ASSIGNED     19,800.00        12 400 MHZ CELERONS           FMV
4 VENTURE, STE. 260                                                 1 INSPIRON 3700 LAPTOP
IRVINE, CA 92618                                                    1 POWEREDGE 2300 SERVER

DAVRIC CORPORATION            NOTE PAYABLE        160,000.00        SIEMENS TELEPHONE SWITCH      FULL
                                                                                               OWNERSHIP

                                  SCHEDULE 5.9
                                       TO
                            STOCK PURCHASE AGREEMENT

                             Permitted Indebtedness

Reference is made to that Note Purchase Agreement ("Note Purchase Agreement") dated as of March 31, 1999, as amended, by and among Valuestar, Inc., the Corporation's wholly-owned subsidiary, Seacoast Capital Partners Limited Partnership ("Seacoast"), Pacific Mezzanine Fund, L.P. ("Pacific"), and Tangent Growth Fund, L.P. ("Tangent"), pursuant to which Valuestar, Inc. issued and sold to each of Seacoast, Pacific and Tangent (collectively, the "Holders") senior, secured 8% notes ("Senior Notes") in the principal amount of $2,450,000, with detachable warrants. As set forth more fully in the Note Agreement, the Senior Notes are secured by substantially all assets of the Corporation and Valuestar, Inc., including a key person life insurance, as well as the pledge by Jim Stein, James A. Barnes and Jerry E. Polis (the "Shareholders") of an aggregate of 2,861,557 shares of Common Stock (which does not include any Series A Stock (or Common Stock issuable upon conversion thereof) purchased by any entity controlled or owned by any Shareholder under the Purchase Agreement). Principal on the Senior Notes is due in 16 quarterly installments of $153,125 commencing in March 2002, with the final payment scheduled in December 2005. Certain events, including the loss of Jim Stein as President, may result in certain prepayment penalties and the acceleration of payment under the Senior Notes. The Senior Notes also contain various financial covenants, primarily relating to minimum net worth, maximum debt, capital additions and net income or loss.

The following is a list of Subordinated Lenders and the principal amount of the debt as of the date hereof:

                   AS OF NOVEMBER 30,1999

                     Payee (short name)                     Date               Principal

12% SUBORDINATED NOTES DUE JUNE 30, 2000
Canusa Trading Ltd                                        12/5/1997            $ 50,000
Neo Optics Ltd                                           11/25/1997            $ 50,000
Guy Aach                                                 12/30/1997            $ 50,000
Jerry E. Polis, Trustee                                  12/30/1997            $ 50,000
Herbert Fischer                                          12/30/1997            $ 50,000
Gerald L. Ehrens                                           1/5/1998            $ 25,000
Amgest Ltd. Properties Nevada One Account                  1/5/1998            $ 35,000
David A. Polis                                             1/5/1998            $ 12,500
Mark E. Silvert                                            1/8/1998            $ 25,000
Harold S. Orchow, M.D. Profit Sharing Trust                1/9/1998            $100,000
David Rosenblatt                                          1/15/1998            $ 25,000
Charles W. Zumpft, M.D. Ltd. Money                        1/15/1998            $ 35,000
 Purchase Pension Plan and Trust
Shirlee A. Helton                                         1/20/1998            $ 50,000
Dawayne Jacobs                                            1/22/1998            $ 50,000
Mike Silvert                                              1/23/1998            $ 25,000
Judith Buckingham Trust                                   1/26/1998            $ 50,000
The Herbert Stein and Marlene Stein                       1/25/1998            $ 12,500
 1993 Living Trust, Dated January 25, 1993
Eric M. Polis                                             2/15/1998            $ 25,000
Robyn B. Townsend                                         2/24/1998            $ 50,000
William Bannen                                             3/4/1998            $ 25,000
Nancy Reynolds                                            3/13/1998            $ 25,000
Lana B. Carter                                            3/17/1998            $ 50,000
Dean P. Studer                                            3/24/1998            $ 18,750
Thomas S. Fischer                                         3/26/1998            $ 50,000
Jerry E. Polis, Trustee                                   3/26/1998            $  5,000
The Polis Family LLC                                      4/13/1998            $ 25,000

                                                                               $  968,750
12% SUBORDINATED NOTES W WARRANTS DUE MARCH 31, 2001
Evelyn House                                                    7/6/1998       $   50,000
Charlotte O. Polis                                              7/6/1998       $   50,000

                                                                               $  100,000
8% SENIOR DEBT W WARRANTS DUE DECEMBER 31, 2005
Seacoast Capital                                               3/31/1999       $1,500,000
Pacific Mezzanine Fund                                         3/31/1999       $  650,000
Tangent Management Fund                                        3/31/1999       $  300,000

                                                                               $2,450,000

                 Payee (short name)                               Date         Principal

DAVRIC 15% NOTE DUE JUNE 30, 2000, AS AMENDED
Davric Corporation                                             11/15/1998      $300,000

DAVRIC SECURED 15% EQUIPMENT TERM NOTE MATURING 8/14/2003
Davric Corporation                                              8/14/1998      $ 69,275

DAVRIC SECURED 15% EQUIPMENT TERM NOTE MATURING 6/23/2002
Davric Corporation                                              6/23/1999      $131,830

LEASE OBLIGATIONS                                                              $151,040

10% CONVERTIBLE DEBT (TO CONVERT TO SERIES B)                    11/24/99      $250,000

                                  SCHEDULE 5.10
                                       TO
                            STOCK PURCHASE AGREEMENT

                                      Taxes

The tax returns listed below are filed, but they were not timely filed by the previous controller. To the best of our knowledge, all other tax returns for activities from January 1, 1997 have been filed in a timely manner. All tax returns for activity through December 31, 1996 are, to the best of our knowledge, filed. We have no information as to the timeliness of filings prior to December 31, 1996.


                          TAX RETURNS NOT TIMELY FILED:

ValueStar Corporation and Subsidiary June 30, 1997 Federal
Income Tax Return
ValueStar, Inc. California State Income Tax Return for June 30,
1997
ValueStar Corporation Colorado State Income Tax Return for June
30, 1997

1997 3rd Qtr California DE6 Wage & Withholding Report
1997 4th Qtr California DE6 Wage & Withholding Report
1997 Form DE7 California Annual Reconciliation

1997 Form 1042 Annual Withholding Tax Return

2nd Qtr 1998 California State Sales Tax Return

1998 1st Qtr California DE6 Wage & Withholding Report
1998 2nd Qtr California DE6 Wage & Withholding Report

The Corporation has no outstanding penalties or assessments. The Corporation does not believe any additional penalties or assessments will arise from late filings described above.

                                  SCHEDULE 5.13
                                       TO
                            STOCK PURCHASE AGREEMENT

                                   Disclosure


Reference is made to the Note Purchase Agreement, described more fully in
Schedule 5.9.

Reference is made to that Warrant Purchase Agreement dated as of March 31, 1999 by and among the Corporation, and each of the Holders, pursuant to which the Corporation issued and sold to the Holders (i) A Warrants to purchase, at an exercise price of $1.00 per share, up to an aggregate of 1,527,250 shares of the Corporation's Common Stock, (ii) B Warrants to purchase, at an exercise price of $0.00025 per share, up to an aggregate of 527,514 shares of the Corporation's Common Stock, and (iii) C Warrants to purchase, at an exercise price of $1.00 per share, up to an aggregate of 231,132 shares of the Corporation's Common Stock. Each of the A Warrants, B Warrants and C Warrants (collectively, the "Warrants") is exercisable on or prior to the earlier of(i) six years after the date of full payment of the Senior Note, or (ii) March 31, 2009. The C Warrants or underlying shares of Common Stock may be repurchased by the Corporation at $6.00 per share (less any unpaid exercise price) on an all or none basis until March 31, 2004 as long as the Corporation is not in default with respect to the Senior Note or related agreements. The Warrants may be exercised by payment of cash, cancellation of debt or on a cashless basis. The Warrant Purchase Agreement contains provisions which provide the Holders with certain antidilution protection such that prior to a qualifying public offering (proceeds of $15 million at a price of at least $5.00 per share and a valuation of at least $40 million), qualified sale (valuation of at least $40 million and minimum proceeds of $5.00 to $7.00 per share to Holders) or a qualifying stock market listing (Nasdaq National Market or New York Stock Exchange and minimum price and trading volume), in the event of a sale or disposition of the Corporation or substantially all of its assets, the number of shares of Common Stock for which the Warrants may be exercised may be increased, without a corresponding increase in the aggregate consideration to provide additional consideration to the Holders based on a revenue based valuation.

Reference is made to that Shareholder Agreement dated as of March 31, 1999 by and among the Corporation, each of the Holders, Jim Stein, James Barnes, and Jerry Polis, pursuant to which the Corporation (i) granted to each Holder preemptive rights to purchase, pro rata, any New Securities (as defined in the Shareholder Agreement) issued and sold by the Corporation, (ii) agreed not to incur any other additional debt, other than as permitted under and pursuant to the terms of the Shareholder Agreement, (iii) as more fully described in Articles IV and V of the Shareholder Agreement and below, granted to each Holder certain drag-along rights and call option rights with respect to certain of the Corporation's securities held by each of them, and (iv) as more fully described in the Shareholder Agreement, granted to each of Holder certain rights of first refusal, co-sale rights and registration rights (which registration rights have been amended as set forth in the Registration Rights Agreement and Shareholder Agreement Amendment). Furthermore, the Shareholder Agreement, the Corporation's three directors, Jim Stein, James A. Barnes and Jerry E. Polis (the "Shareholders"), pledged an aggregate of 2,861,557 shares of Common Stock of the Corporation to secure obligations related to the issuance of the Senior Notes and Warrants. The Shareholder Agreement also (i) limits resales by the Shareholders of their shares in the open market and, as disclosed above, grants certain first refusal and co-sale rights to the Holders, and (ii) obligates the Shareholders to vote their shares of Common Stock to elect one director each for Seacoast and Pacific if so designated by them. These provisions generally terminate upon completion of a qualifying public offering by the Corporation, a qualifying stock market listing or the sale of 80% of the Holders shares of Common Stock underlying the warrants. In addition, the "drag-along-rights" granted under the Shareholder Agreement provide that until a qualifying public offering or sale is completed by the Corporation or a qualifying market listing is achieved, then upon either (i) a change in control (the Shareholders owning less than 20% of the Corporation on a fully diluted basis), or (ii) the loss of Mr. Stein as President without a replacement acceptable to the Holders, or (iii) a non-qualifying public offering, or (iv) certain defaults under the Senior Notes, and (v) at any time between April 2004 and April 2009 (unless the rights are earlier terminated), the Holders may seek a buyer for the Corporation or its assets and the Corporation and the Shareholders are obligated to cooperate and take such actions to complete a sale, consistent with their fiduciary duties. Upon such a sale, the Warrants may be exercised for additional shares of Common Stock as described above resulting in additional dilution to existing shareholders of the Corporation.

References is made to that Stock Purchase Warrant issued to Davric Corporation dated effective June 30, 1999 pursuant to which the Corporation issued Davric Corporation a four-year warrant to purchase up to 30,000 shares of its Common Stock at a per share price of $1.50 per share.

Reference is made to the Second Amendment to the Shareholder Agreement terminating certain "drag-along" rights.

                                SCHEDULE 5.14(b)
                                       TO
                            STOCK PURCHASE AGREEMENT

      Outstanding documents regarding the capital stock of the Corporation

The capitalization of ValueStar, Inc. consists of 3,000,000 shares of no par value common stock of which 1,000,000 shares are outstanding owned by ValueStar Corporation.

The capitalization of ValueStar Corporation (Parent) consists of 55,000,000 shares of which 50,000,000 shares having a par value of $0.00025 per share are Common Stock and 5,000,000 shares having a par value of $0.00025 per share are designated as Preferred Stock, of which 1,000,000 shares having a par value of $0.00025 per share are designated Series A Preferred Stock.

At December 6, 1999 there were 10,380,406 common shares outstanding and 225,000 Series A Preferred Stock shares were outstanding.

At December 6, 1999 the following summarizes agreements binding upon the Parent granting Persons the right to purchase or acquire shares of the Parent's capital stock:

Outstanding stock option purchase agreements                2,060,701
Stock purchase warrant agreements                           4,548,624
Series A Convertible stock                                  1,125,000
Undeclared dividends on Series A                               32,959

Some of the above instruments contain certain adjustment provisions standard to warrant agreements.

Reference is made to the First Amendment dated effective June 30, 1999, to the 15% Subordinated Promissory Note Dated November 15, 1999, issued to Davric Corporation in the principal amount of $300,000.

Reference is made to the First Amendment to Stock Purchase Warrant dated effective July 15, 1999 by and between Valuestar Corporation and Fritz T. Beesemyer.

Reference is made to the First Amendment to Stock Purchase Warrant dated effective July 15, 1999 by and between Valuestar Corporation and Jack McSorley.

References is made to that Stock Purchase Warrant issued to Davric Corporation dated effective June 30, 1999, pursuant to which the Corporation issued Davric Corporation a four-year warrant to purchase up to 30,000 shares of its Common Stock at a per share price of $1.50 per share.

Reference is made to 10% Convertible Debt agreements.

                                SCHEDULE 5.14(c)
                                       TO
                            STOCK PURCHASE AGREEMENT

                          Contract, Warrants, Options,


See summary on Schedule 5.14(b)

Reference is made to the Note Purchase Agreement, Warrant Purchase Agreement and Shareholder Agreement.

                                  SCHEDULE 5.15
                                       TO
                            STOCK PURCHASE AGREEMENT

                                Current Locations

a.   Principal place of business:
     ValueStar Home Office
     360 22nd St., 2nd Floor
     Oakland, CA 94612
     Leased from: Broadlake Plaza, a California Limited Partnership

b. All locations where the Corporation maintains books or records relating to assets: See a. above

c.   All other locations where the Corporation has a place of business:

         Branch Offices:

         ValueStar Chicago Market Office
         8410 W Bryn Mawr Ave., Ste. 115
         Chicago, IL 60631
         Leased from: OmniOffices, Inc.

         ValueStar Southern California Market Office
         5230 Pacific Concourse Dr., Ste 350
         Los Angeles, CA 90045
         Leased from: OmniOffices, Inc.

         ValueStar Dallas Market Office
         5001 LBJ Freeway, Suite 875
         Dallas, TX 75244
         Leased from OmniOffices, Inc.

         ValueStar Atlanta Market Office
         1201 Peachtree Street, NE
         400 Colony Square, Suite 200
         Atlanta, GA 30361
         Leased from OmniOffices, Inc.

         ValueStar Seattle Market Office
         Two Union Square, 42nd Floor
         601 Union St.
         Seattle, WA 98101
         Leased from OmniOffices, Inc.

         ValueStar Philadelphia Market Office
         Chesterbrook Corporate Center
         1400 Morris Dr.
         Wayne, PA 19087

         Leased from OmniOffices, Inc.
         ValueStar Washington DC Market Office
         Oakbranch Plaza, 4th Floor
         1801 Robert Fulton Dr.
         Reston, VA 22091
         Leased from OmniOffices, Inc.

d.   Each address of the company where assets are located: See a. above.

                                  SCHEDULE 5.20
                                       TO
                            STOCK PURCHASE AGREEMENT

                                     Brokers


Reference is made to the Series B term sheet wherein the Company described that it is obligated to pay one of its financial advisors, Jonathan Berg, an aggregate of 75,000 warrants exercisable at $2.50 per share plus a consultancy fee of $2,500 per month for twelve months.

                                 SCHEDULE 5.22
                                       TO
                            STOCK PURCHASE AGREEMENT

                               Conduct of Business


The Corporation, through its subsidiary, Valuestar, Inc., is engaged in the businesses of the type described below:

Consumer and market research.
Ratings, licensing and certifications.
Sales of ancillary materials and related materials and information. Providing Internet and advertising services to customers.